Exhibit 99.1

Scholastic Reports Fiscal 2019 First Quarter Results

First Quarter Revenue Up 15% led by Strong Children's Book Publishing and Distribution, including Impact of New Revenue Recognition Standards

NEW YORK, Sept. 27, 2018 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2019 first quarter ended August 31, 2018. The Company reported a first quarter 2019 loss per diluted share of $1.75, compared to a loss of $1.81 per diluted share in the first quarter of 2018. Excluding one-time items, the first quarter 2019 loss was $1.74. Scholastic typically records a loss in its fiscal first quarter, when most U.S. schools are not in session.

First quarter revenue was $218.4 million, an increase of 15% compared to $189.2 million in the first quarter of 2018.

Operating loss in the first quarter was $83.8 million, an improvement compared to an operating loss of $101.8 million a year ago. Excluding one-time items, the operating loss in the first quarter was $83.3 million, an 11% improvement compared to an operating loss of $93.5 million in the first quarter of 2018.

Net loss for the current period was $61.3 million, compared to a net loss in the prior year period of $63.7 million.

Richard Robinson, Scholastic Chairman, President and Chief Executive Officer commented: "Our first quarter results, although a small revenue quarter, put us firmly on track to achieving our operating goals for the fiscal year. Despite a relatively flat market for children's books in general, we saw strength in our global trade publishing across frontlist, series, and licensed titles. We closed the quarter with our titles holding the top spots in the BookScan 100 children's list and five of the top six children's book series in The New York Times bestsellers' list, including Dav Pilkey's Dog Man, whose latest book, Dog Man: Lord of the Fleas, had an unprecedented three million initial printing.

Mr. Robinson continued, "We also had improved education sales in the first quarter and remain on plan to grow our new print and digital core instruction products in advance of the launch of Scholastic Literacy later this fiscal year. We are beginning to see improved sales productivity in book fairs and education through the implementation of our new CRM platform, with enhanced tools and customer analytics stemming from our strategic technology upgrades; and Scholastic 2020 initiatives to transform our supply chain are helping to reduce our operations costs, mitigating inflation in paper and printing."

Fiscal 2019 Outlook Affirmed

Scholastic believes it is on track to achieve its operating goals for the 2019 fiscal year and has affirmed its outlook for revenues in the range of $1.65 to $1.70 billion and earnings per diluted share, excluding one-time items, in the range of $1.60 to $1.70. The Company has also affirmed its target for Adjusted EBITDA (a non-GAAP performance measure defined in the accompanying tables and reconciled to net income) of $160 to $170 million. The Company's capital investments in technology and facilities upgrades remain on track with capital expenditures projected in the $70 to $80 million range.

Cash Flow and Cash Position

Net cash used in operating activities was $89.0 million in the current fiscal quarter compared to net cash used in operating activities of $92.4 million in the first quarter of fiscal 2018. The Company had free cash use (a non-GAAP liquidity measure defined in the accompanying tables) of $125.9 million in the current quarter, which was in line with the Company's expectations, compared to free cash use of $131.0 million a year ago.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $254.1 million, compared to $299.9 million a year ago, reflecting the timing of $28.1 million of capital investment in technology, facilities, and other upgrades, as well as higher levels of inventory in advance of the school selling season, including 20th Anniversary editions of the original seven Harry Potter titles and the three million copy first printing of Dav Pilkey's Dog Man: Lord of the Fleas.

Results

As noted above, the net loss for the first quarter was $61.3 million compared to a net loss of $63.7 million in the first quarter of 2018. Adjusted EBITDA (as defined in the accompanying tables) for the first fiscal quarter of 2019 was a loss of $64.5 million, compared to a loss of $78.1 million in the first quarter of 2018, reflecting improvement in the Company's net loss, as noted, and higher levels of depreciation on certain facilities and technology upgrades now in service. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Segment Results

All comparisons detailed in this section refer to operating results for the first fiscal quarter 2019 versus the first fiscal quarter 2018. The results for the first fiscal quarter of 2019 include the impact of the newly adopted revenue recognition guidelines under ASC 606. Prior period's results have not been restated. The new standard requires the Company to defer certain revenues associated with its book fairs incentive program. It also requires the Company to recognize, as a current period expense, certain previously capitalized direct response advertising costs primarily related to the classroom magazines business.

Children's Book Publishing and Distribution

In $ millions	First Quarter
	2019	2018	$ Change	% Change
Revenue
Book Clubs	$ 9.1	$ 8.0	$ 1.1	14%
Book Fairs	13.2	12.1	1.1	9%
Trade	59.0	46.7	12.3	26%
ASC 606 accounting change	12.0	-	12.0	-
Total revenue	93.3	66.8	26.5	40%
Operating income / (loss), before accounting change	(54.2)	(58.9)	4.7	8%
ASC 606 accounting change	8.3	-	8.3	-
Operating income / (loss)	(45.9)	(58.9)	13.0	22%
Operating income / (loss), before one-time items*	(45.9)	(58.9)	13.0	22%
* Please refer to the non-GAAP financial tables attached

First quarter revenues increased $26.5 million, or 40%, driven mainly by core growth in trade. Although revenue in the segment's school-based distribution channels is not meaningful in the first quarter, there was increased teacher sponsorship in book clubs, resulting in a higher number of book club events held, and increases in both fair count and revenue per fair in book fairs, which was also impacted by the seasonal timing of revenue recognition under the newly adopted ASC 606 guidelines. Operating loss improved by $13.0 million, or 22%, compared to last year primarily reflecting leverage on the higher revenues generally and lower catalog cost in clubs. The adoption of the new ASC 606 standard resulted in the recognition of $12.0 million in revenue and $8.3 million in operating income in the quarter. Key trade titles in the current period included Dav Pilkey's Dog Man: Lord of the Fleas, a #1 bestseller, as well as The Lost Continent, the 11th book in Tui T. Sutherland's Wings of Fire series, and City of Ghosts by Victoria Schwab. At quarter-end, Scholastic titles held five of the top six bestselling children' series on The New York Times list, including Dog Man, Harry Potter, The Baby-Sitters Club® graphic novels, The Bad Guys, and Captain Underpants.

Education

In $ millions	First Quarter
	2019	2018	$ Change	% Change
Revenue	$ 50.3	$ 45.0	$ 5.3	12%
Operating income / (loss), before accounting change	(11.8)	(12.5)	0.7	6%
ASC 606 accounting change	(3.2)	-	(3.2)	-
Operating income / (loss)	(15.0)	(12.5)	(2.5)	(20%)
Operating income / (loss), before one-time items*	(15.0)	(12.5)	(2.5)	(20%)
* Please refer to the non-GAAP financial tables attached

First quarter revenues increased $5.3 million, or 12%, mainly driven by higher sales of classroom collections, summer literacy programs, and teaching resources, as well as guided reading and leveled bookrooms, which benefited from a shift in customer buying patterns from the fourth quarter of fiscal 2018. Operating loss increased by $2.5 million, or 20%, compared to last year primarily reflecting the adoption of the new ASC 606 accounting guidelines, which drove a seasonal increase in direct product expense in classroom magazines of $3.2 million in the quarter, as these costs are no longer deferred until later in the school year, as well as increased promotional spending and higher sales staff expense in core instruction in advance of the Scholastic Literacy launch later this year.

International

In $ millions	First Quarter
	2019	2018	$ Change	% Change
Revenue, before accounting change	$ 74.3	$ 77.4	$ (3.1)	(4%)
ASC 606 accounting change	0.5	-	0.5	-
Revenue	74.8	77.4	(2.6)	(3%)
Operating income / (loss), before accounting change	(2.1)	(2.8)	0.7	25%
ASC 606 accounting change	0.1	-	0.1	-
Operating income / (loss)	(2.0)	(2.8)	0.8	29%
Operating income / (loss), before one-time items*	(2.0)	(2.8)	0.8	29%
* Please refer to the non-GAAP financial tables attached

First quarter revenues were $74.8 million, down $2.6 million, or 3%, with improved results in the U.K.'s education, trade, book fairs and export business units, higher trade publishing and book fairs in Canada, and higher direct sales in Indonesia, India and Malaysia more than offset by lower results in Australia and the adverse impact of $1.7 million in foreign exchange. Operating loss improved by $0.8 million, or 29%, compared to last year primarily reflecting improved product mix. The adoption of the new ASC 606 standard resulted in the recognition of $0.5 million in revenue and a corresponding $0.1 million of operating income in the quarter.

Overhead

In $ millions	First Quarter
	2019	2018	$ Change	% Change
Overhead expense	$ 20.9	$ 27.6	$ 6.7	24%
Overhead expense, excluding one-time items*	20.4	19.3	(1.1)	(6%)
* Please refer to the non-GAAP financial tables attached

First quarter overhead expense was $20.4 million, or 6% higher than overhead expense in the first quarter of 2018, excluding one-time items of $0.5 million and $8.3 million in each period, respectively. The slightly higher overhead, excluding one-time items, in the current period is primarily due to higher depreciation expense for building and technology upgrades now in service.

One-Time Items

Non-recurring items reflected in the Company's pre-tax results for the first quarter totaled $0.5 million for pretax severance expense associated with the Company's cost reduction programs. Non-recurring items in the prior year period totaled $8.3 million and included $6.7 million in non-cash facility impairment charges associated with the Company's renovation of its headquarters building, as well as one-time severance of $1.6 million.

Other Financial Results

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2019. The dividend is payable on December 17, 2018 to shareholders of record as of the close of business on October 31, 2018.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations, including, as indicated, "Adjusted EBITDA" and "Free Cash Use". Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items, the use of non-GAAP financial measures, and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, September 27, 2018. Scholastic's Chairman, President and CEO, Richard Robinson, and Ken Cleary, the Company's CFO, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 5286002. The recording will be available through Friday, October 5, 2018.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of core literacy curriculum and professional services, and a producer of educational and entertaining children's media. The Company creates quality books and ebooks, print and technology-based learning programs for pre-K to grade 12, classroom magazines and other products and services that support children's learning and literacy both in school and at home. With operations in 14 international offices and exports to 165 countries, Scholastic makes quality, affordable books available to all children around the world through school-based book clubs and book fairs, classroom collections, school and public libraries, retail and online. True to its mission of 98 years to encourage the personal and intellectual growth of all children beginning with literacy, the Company has earned a reputation as a trusted partner to educators and families. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

			Table 1
Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	08/31/18	08/31/17

Revenues	$218.4	$189.2

Operating costs and expenses:
Cost of goods sold	125.3	115.6
Selling, general and administrative expenses (1)	162.3	156.9
Bad debt expense	1.4	1.9
Depreciation and amortization	13.2	9.9
Asset impairments (2)	-	6.7

Total operating costs and expenses	302.2	291.0

Operating income (loss)	(83.8)	(101.8)

Interest income (expense), net	0.8	0.3
Other components of net periodic benefit (cost)	(0.4)	(0.1)

Earnings (loss) before income taxes	(83.4)	(101.6)

Provision (benefit) for income taxes(3)	(22.1)	(37.9)

Net income (loss)	($61.3)	($63.7)

Basic and diluted earnings (loss) per share of Class A and Common Stock (4)
Basic	($1.75)	($1.81)
Diluted	($1.75)	($1.81)

Basic weighted average shares outstanding	35,049	35,155
Diluted weighted average shares outstanding	35,751	35,883

(1)	In the three months ended August 31, 2018 and August 31, 2017, the Company recognized pretax severance of $0.5 and $1.6, respectively.
(2)	In the three months ended August 31, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.
(3)	In the three months ended August 31, 2018 and August 31, 2017, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $0.1 and $3.3, respectively.
(4)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

					Table 2
Scholastic Corporation
Segment Results
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	08/31/18	08/31/17	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$9.1	$8.0	$1.1	14%
Book Fairs	25.2	12.1	13.1	108%
Consolidated Trade	59.0	46.7	12.3	26%
Total revenue	93.3	66.8	26.5	40%
Operating income (loss)	(45.9)	(58.9)	13.0
Operating margin	-	-

Education
Revenue	50.3	45.0	5.3	12%
Operating income (loss)	(15.0)	(12.5)	(2.5)
Operating margin	-	-

International
Revenue	74.8	77.4	(2.6)	(3%)
Operating income (loss)	(2.0)	(2.8)	0.8
Operating margin	-	-

Overhead expense	20.9	27.6	6.7	24%

Operating income (loss)	($83.8)	($101.8)	$18.0

				Table 3
Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items

		08/31/18	08/31/17

Continuing Operations
	Cash and cash equivalents	$269.8	$311.9
	Accounts receivable, net	223.7	145.4
	Inventories, net	402.3	386.5
	Accounts payable	242.3	187.2
	Accrued royalties	56.4	51.9
	Lines of credit, short-term debt and current portion of long-term debt	15.7	12.0
	Long-term debt, excluding current portion	-	-
	Total debt	15.7	12.0
	Total capital lease obligations	7.4	7.9
	Net debt (1)	(254.1)	(299.9)

Total stockholders' equity		1,209.4	1,243.0

Selected Cash Flow Items

		THREE MONTHS ENDED
		08/31/18	08/31/17

	Net cash provided by (used in) operating activities	($89.0)	($92.4)
	Less: Additions to property, plant and equipment	28.1	32.7
	Pre-publication and production costs	8.8	5.9

	Free cash flow (use) (2)	($125.9)	($131.0)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and prepublication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

							Table 4
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/18	items	One-time items	08/31/17	items	One-time items

Revenues	$218.4	$0.0	$218.4	$189.2	$0.0	$189.2

Operating costs and expenses:
Cost of goods sold	125.3	-	125.3	115.6	-	115.6
Selling, general and administrative expenses (1)	162.3	(0.5)	161.8	156.9	(1.6)	155.3
Bad debt expense	1.4	-	1.4	1.9	-	1.9
Depreciation and amortization	13.2	-	13.2	9.9	-	9.9
Asset impairments (2)	-	-	-	6.7	(6.7)	-

Total operating costs and expenses	302.2	(0.5)	301.7	291.0	(8.3)	282.7

Operating income (loss)	(83.8)	0.5	(83.3)	(101.8)	8.3	(93.5)

Interest income (expense), net	0.8	-	0.8	0.3	-	0.3
Other components of net periodic benefit (cost)	(0.4)	-	(0.4)	(0.1)	-	(0.1)

Earnings (loss) before income taxes	(83.4)	0.5	(82.9)	(101.6)	8.3	(93.3)

Provision (benefit) for income taxes(3)	(22.1)	0.1	(22.0)	(37.9)	3.3	(34.6)

Net income (loss)	($61.3)	$0.4	($60.9)	($63.7)	$5.0	($58.7)

Diluted earnings (loss) per share	($1.75)	$0.01	($1.74)	($1.81)	$0.14	($1.67)

(1)	In the three months ended August 31, 2018 and August 31, 2017, the Company recognized pretax severance of $0.5 and $1.6, respectively.
(2)	In the three months ended August 31, 2017, the Company recognized a pretax impairment charge of $6.7 related to legacy building improvements.
(3)	In the three months ended August 31, 2018 and August 31, 2017, the Company recognized a benefit for income taxes in respect to one-time pretax charges of $0.1 and $3.3, respectively.

			Table 5
Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	THREE MONTHS ENDED
	08/31/18	08/31/17

Earnings (loss) before income taxes as reported	($83.4)	($101.6)
One-time items before income taxes	0.5	8.3
Earnings (loss) before income taxes excluding one-time items	(82.9)	(93.3)

Interest (income) expense	(0.8)	(0.3)
Depreciation and amortization(1)	14.0	10.0
Amortization of prepublication and production costs	5.2	5.5

Adjusted EBITDA(2)	($64.5)	($78.1)

(1)

For the three months ended August 31, 2018, includes depreciation of $0.7 recognized in cost of goods sold and amortization of deferred financing costs of $0.1.  In the three months ended August 31, 2017, includes amortization of deferred financing costs of $0.1.

(2)

Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization.  The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

								Table 6
Scholastic Corporation
Segment Results - Supplemental
Excluding One-Time Items
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/18	items	One-time items	08/31/17	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$9.1		$9.1	$8.0		$8.0
	Book Fairs	25.2		25.2	12.1		12.1
	Consolidated Trade	59.0		59.0	46.7		46.7
	Total revenue	93.3		93.3	66.8		66.8
	Operating income (loss)	(45.9)		(45.9)	(58.9)		(58.9)
	Operating margin	-		-	-		-

	Education
	Revenue	50.3		50.3	45.0		45.0
	Operating income (loss)	(15.0)		(15.0)	(12.5)	-	(12.5)
	Operating margin	-		-	-		-

	International
	Revenue	74.8		74.8	77.4		77.4
	Operating income (loss)	(2.0)		(2.0)	(2.8)	-	(2.8)
	Operating margin	-		-	-		-

	Overhead expense (1)	20.9	(0.5)	20.4	27.6	(8.3)	19.3

	Operating income (loss)	($83.8)	$0.5	($83.3)	($101.8)	$8.3	($93.5)

(1)

In the three months ended August 31, 2018, the Company recognized pretax severance of $0.5.  In the three months ended August 31, 2017, the Company recognized pretax severance of $1.6 and pretax impairment charges of $6.7 related to legacy building improvements.

					Table 7
Scholastic Corporation
Segment Results - Supplemental
Impact of ASC 606 Accounting Adoption
(Unaudited)
(In $ Millions)

		THREE MONTHS ENDED
		Reported 08/31/18	Accounting Adoption (1)	Excluding Accounting Adoption

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$9.1	$0.0	$9.1
	Book Fairs	25.2	(12.0)	13.2
	Consolidated Trade	59.0	-	59.0
	Total revenue	93.3	(12.0)	81.3
	Operating income (loss)	(45.9)	(8.3)	(54.2)
	Operating margin	-		-

	Education
	Revenue	50.3	-	50.3
	Operating income (loss)	(15.0)	3.2	(11.8)
	Operating margin	-		-

	International
	Revenue	74.8	(0.5)	74.3
	Operating income (loss)	(2.0)	(0.1)	(2.1)
	Operating margin	-		-

	Overhead expense	20.9		20.9

	Operating income (loss)	($83.8)	($5.2)	($89.0)

(1)	Amounts represent the impact of the adoption of ASC 606 - Revenue from Contracts with Customers in the current fiscal quarter ended August 31, 2018.

CONTACT: Scholastic Corporation: Investors: Gil Dickoff, (212) 343-6741 investor_relations@scholastic.com; Media: Anne Sparkman, (212) 343-6657 asparkman@scholastic.com